Slide 1

GLOBAL POWER EQUIPMENT GROUP

First Quarter 2002 Earnings Call

April 30, 2002
10:00 AM EST

“Forward Looking Statements”

Statements made during this presentation are based on management's beliefs as well as assumptions made by, and information currently available to management, pursuant to "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. While these statements reflect our best judgment, they are subject to risks and uncertainties that could cause a change in focus and direction. Information concerning some of the factors that could cause actual results to differ materially from those in, or implied by, the forward looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the period ending December 29, 2001.

Topics

- Financial Results/Operations
- Market Developments

Financial Results – 1Q02 vs. 1Q01

In $000s, except per share and % chg

	1Q02	1Q01	% Chg
Revenues	$203,527	$156,170	30.3%
Direct Costs	$166,799	$129,756	28.5%
Gross Margin	$36,728	$26,414	39.0%
Gross Margin Percent	18.0%	16.9%	+1.1pts
Operating Expenses			
G&A	$5,768	$4,509	27.9%
Other	$4,687	$4,421	6.0%
Total Operating Expenses	$10,455	$8,930	17.1%
Operating Profit	$26,273	$17,484	50.3%
Net Interest Expense	$1,283	$6,392	(79.9)%
Net Income Before Income Taxes	$24,990	$11,092	125.3%
Income Tax Provision	$9,746	$931	946.8%
Net Income	$15,244	$10,161	50.0%
Diluted Shares Outstanding	45,634	34,335	32.9%
EPS	$0.33	$0.24	37.5%
EBITDA	$27,163	$18,586	46.1%

Slide 5

Financial Results

Segment and Geographic Details

1Q02 vs. 1Q01

In $000s, except % chg

Revenues	1Q02	1Q01	Change	% Chg
Heat Recovery Equipment	$120,122	$92,877	$27,245	29.3%
Auxiliary Power Equipment	83,405	63,293	20,112	31.8%
Total	$203,527	$156,170	$47,357	30.3%
United States	$ 177,410	$ 143,996	$ 33,414	23.2%
Asia	$3,394	$2,701	$693	25.7%
Europe	$ 9,480	$4,206	$5,274	125.4%
Other	$ 13,243	$5,267	$7,976	151.4%

Financial Results – 1Q02

Cash & Cash Usage

In $000s

	1Q02
Beginning of period cash	$ 2,435
EBITDA	27,163
Other operating, investing, financing activities	(35,468)
Change in debt	11,933
Capital expenditures	(788)
Change in cash	2,840
Cash at end of period	$ 5,275

Total debt as of:	
12/30/00	$219,094
12/29/01	$105,629
03/30/02	$117,562

Historical Backlog

By Month


At quarter's end
800
600
400
200
0
$ MMs
J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M
1999
2000
2001
2002

Key Financial Statistics

	As of 3/30/02
Net working capital (average LTM) - *$000s*	$ 1,649
EBITDA - *$000s*	$ 27,163
Total debt - *$000s*	$ 117,562
Stockholder's equity - *$000s*	$ 92,531
Total capital invested (Stockholders equity + LT-Debt) - *$000s*	$ 210,093
Total debt to total capitalization	56.0%
Pre-tax earnings - *$000s*	$ 24,990
Pre-tax Return on Average Invested Capital	12.7%
Pre-tax Return on Average Equity	29.4%

Thank You

For Additional Information Please Contact:
Bob Zwerneman
Director, Investor Relations
Global Power Equipment Group

(918) 274-2398
bobz@globalpower.com